NOTICE OF GUARANTEED DELIVERY
                                       FOR
                     10% CONVERTIBLE SUBORDINATE DEBENTURES
                              DUE SEPTEMBER 1, 2007
                                       OF
                      PACIFIC INTERNATIONAL SERVICES CORP.


          This form or a facsimile of it must be used to accept the Offer, as defined below, if:

          (a) the 10% Convertible Subordinated Debentures Due September 1, 2007 (the "Debentures") of Pacific International Services Corp., a California corporation, are not immediately available; or

          (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

          (c) time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Exchange as defined below).

          This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram, telex or facsimile transmission to the Depositary. See Section 2 of the Offer to Exchange.

                   To:  FIRST FIDELITY BANK, N.A., Depositary

      By Mail:                   By Hand:
      P.O. Box  1380             Corporate Trust/Special Operations
      Newark, New Jersey 07101   10 Bank Street - 3rd Floor
                                 Newark, New Jersey  070102

                          (Eligible Institutions Only)
                  Facsimile Transmission Number (201) 430-4797
                       Confirmation Number (201) 430-4762
                        Information Number (800) 458-0924



     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

          The undersigned hereby tenders to Pacific International Services Corp., a California corporation (the "Company"), upon and subject to the terms and conditions set forth in the Offer to Exchange, dated October 31, 1995 (the "Offer to Exchange") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the principal amount of Debentures specified below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Exchange.

                                             Principal Amount
                              Principal            of
      Debenture               Amount of        Debentures
      Number(s)*              Debentures         Tendered**




                                       Total

*    Need not be completed if Debentures are delivered by book-entry transfer.
**   Must be an integral multiple of $1,000.

NOTE:     SIGNATURES MUST BE PROVIDED BELOW AND ON THE FOLLOWING PAGE.


^                                ^  ^                            ^
^ Debenture Nos. (If Available)  ^  ^         SIGN HERE:         ^
^                                ^  ^                            ^
^                                ^  ^                            ^
^                                ^  ^                            ^
^                                ^  ^                            ^
^            Name(s)             ^  ^                            ^
^                                ^  ^ Dated:                     ^
^                                ^  ^ If Debentures tendered by  ^
^                                ^  ^ book-entry transfer,       ^
^   (Please type or print)       ^  ^ check one box:             ^
^                                ^  ^                            ^
^                                ^  ^ ^  ^ The Depository        ^
^                                ^  ^      Trust Company         ^
^                                ^  ^ ^  ^ Midwest Securities    ^
^          Address(es)           ^  ^      Trust Companies       ^
^                                ^  ^ ^  ^ Philadelphia          ^
^                                ^  ^      Depository Trust      ^
^ Area Code and Telephone No.    ^  ^      Company               ^
^                                ^  ^ Account Number:            ^
^                                ^  ^                            ^

                                    GUARANTEE


          The undersigned is (1) a member firm of a registered national securities exchange; (2) a member of the National Association of Securities Dealers, Inc.; or (3) a commercial bank or trust company having an office, branch, or agency in the United States, and represents that:

          (a) the above-named person(s) "own(s)" the Debentures tendered hereby within the meaning of Rule 10b-4 promulgated under the Securities Exchange Act of 1934, as amended; and

          (b)  such tender of Debentures complies with such Rule 10b-4;

and guarantees that the Depositary will receive the Debentures tendered hereby in proper form for transfer, or Debentures will be tendered pursuant to the procedures for book-entry transfer at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case, together with a properly completed and duly executed Letter of Transmittal, and any other documents required by the Letter of Transmittal (or a manually signed facsimile of them), all within five New York Stock Exchange trading days after the date the Depositary receives this Guarantee.

                              Name of Firm:

                              Authorized
                              Signature:

                              Name:
                                    (Please Print)

                              Title:

                              Address:

                              Zip Code:

                              Area Code and
                              Telephone Number:


Dated:                   , 1995